                                                                     EXHIBIT 1.1

                             Up to 7,290,261 Shares

                                NCRIC Group, Inc.
                            (a Delaware corporation)

                                  Common Stock
                           ($.01 par value per share)

                                AGENCY AGREEMENT

                                  May   , 2003
                                      --

SANDLER O'NEILL & PARTNERS, L.P.
919 Third Avenue, 6th floor
New York, New York   10022

Ladies and Gentlemen:

     NCRIC Group, Inc., a Delaware corporation and successor corporation to the Company, as defined herein ("NCRIC Group"), NCRIC Group, Inc., a District of Columbia corporation (the "Company"), NCRIC, A Mutual Holding Company, a District of Columbia mutual insurance holding company (the "MHC"), NCRIC Holdings, Inc., a District of Columbia corporation ("Holdings"), NCRIC MSO, INC., a District of Columbia corporation ("MSO") and NCRIC, Inc., a District of Columbia stock insurance company ("NCRIC"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by NCRIC Group of up to 4,364,250 shares of its Common Stock, $.01 par value per share (the "Common Stock"). Additionally, NCRIC Group will issue up to 2,926,011 shares of its common stock to existing shareholders of the Company in exchange for their existing shares (the "Exchange Shares"), so that, upon completion of the offerings, 100% of NCRIC Group's common stock will be publicly owned. The shares of Common Stock to be sold by NCRIC Group are hereinafter called the "Securities."

     The MHC is the holding company for Holdings, which is the holding company for the Company. The Company is the holding company for NCRIC and its subsidiaries, as well as the holding company for MSO and its subsidiaries. Following completion of the conversion, the Company will be succeeded by NCRIC Group. Additionally, upon the completion of the conversion and offerings, the MHC and Holdings will cease to exist.

     The Securities are being offered for sale by the Company at $10.00 per share (the "Purchase Price") in a subscription offering (the "Subscription Offering") pursuant to nontransferable subscription rights in the following order of priority: (1) members of the MHC (i.e. policy holders of NCRIC on January 28, 2003 ("Eligible Members"); (2) NCRIC Group's tax-qualified employee stock ownership plan (the "ESOP") and Stock Award Plan; and (3) directors, officers and employees of NCRIC Group who are not Eligible Members.

     Subject to the prior rights of holders of subscription rights, to the extent Securities are not subscribed for in the Subscription Offering, such securities may be offered to members of the general public at the Purchase Price in a direct community offering (the "Community Offering," and

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SANDLER O'NEILL & PARTNERS, L.P.
Page 2

together with the Subscription Offering, as each may be extended, the "Subscription and Community Offering") to be commenced concurrently with the Subscription Offering. Preference will be given in the: Community Offering to
(1) persons who are policyholders of NCRIC who are not members entitled to purchase shares of common stock in category one (1) of the subscription offering; (2) policyholders of Commonwealth Medical Liability Insurance Company; and (3) existing shareholders of the Company.

     It is currently anticipated by NCRIC Group and NCRIC that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 5 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the: "Offerings."

     NCRIC Group has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-1 (No. 333-     ), including a
                                                            -----
related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations"), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by NCRIC Group in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by NCRIC Group pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

     Concurrently with the execution of this Agreement, NCRIC Group is delivering to the Agent copies of the Prospectus of NCRIC Group to be used in the Subscription and Community Offering. Such prospectus contains information with respect to NCRIC Group, the Company, the MHC, NCRIC, the Subscription and Community Offering, and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

          (a) NCRIC Group, the Company, the MHC, Holdings, MSO, and NCRIC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

               (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of NCRIC Group, the Company, the MHC, or NCRIC or any of their subsidiaries, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2

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SANDLER O'NEILL & PARTNERS, L.P.
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     hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date hereof the Prospectus does not, and at the Closing Time referred to in
     Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to NCRIC Group in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which NCRIC Group, the Company, the MHC, and NCRIC acknowledge appears in the Prospectus only in the second, third, and fourth paragraph of the section captioned "The Conversion - Plan of Distribution; Selling Agent Compensation.")

               (ii) NCRIC has filed with the District of Columbia Department of Insurance and Securities (the "Department") a letter requesting approval of the terms of the Offerings, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Offering Application"). The Department has, by written order dated
                , 2003, approved the Offering Application, such approval remains
     -----------
     in full force and effect and no order has been issued by the Department suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of NCRIC Group, the Company, the MHC, or NCRIC threatened by the Department. At the date of such approval and at the Closing Time referred to in Section 2, the Offering Application and the Offerings complied and will comply in all material respects with the applicable provisions of the Reciprocal Insurance Company Conversion Act of 1998 (the "Conversion Act") and regulations adopted thereunder.

               (iii) NCRIC Group will promptly file the Prospectus and any supplemental sales literature with the Commission. The Prospectus and all supplemental sales literature authorized by the NCRIC Group, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2 complied and will comply in all respects with the applicable requirements of the Commission and the Department, and, at or prior to the time of their first use, will have received all required authorizations for use in final form.

               (iv) Neither the Commission nor the Department has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by NCRIC Group or NCRIC for use in connection with the Offerings.

               (v) At the Closing Time referred to in Section 2, NCRIC Group and NCRIC will have completed the conditions precedent to the Offerings in accordance with all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offerings imposed upon NCRIC Group, the Company, the MHC, or NCRIC, by any regulatory authority, other than those which the

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SANDLER O'NEILL & PARTNERS, L.P.
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     regulatory authority permits to be completed after the Closing Time, and those under state securities laws of states in which the Company elects not to sell the securities.

               (vi) RP Financial, LC. ("RP Financial"), which prepared the valuation of the Company as part of the Offerings, is independent of NCRIC Group, the Company, the MHC, NCRIC, and each of their subsidiaries.

               (vii) The accountants, Deloitte & Touche LLP, who audited the consolidated financial statements and supporting schedules of the Company included in the Registration Statement have advised the Company in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA") and such accountants are, with respect to the Company and each of its subsidiaries, independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

               (viii) The only direct subsidiary of the MHC is Holdings. The only direct subsidiary of Holdings is the Company. The only direct subsidiaries of the Company are NCRIC and MSO. The only direct subsidiaries of NCRIC are National Capital Insurance Brokerage, Ltd., NCRIC Insurance Agency, Inc. Commonwealth Medical Liability Insurance Company ("CML"), and American Captive Corporation and the only direct subsidiary of MSO is NCRIC Physicians Organization, Inc.

               (ix) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the related statements of operations, equity, and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein, except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein. The pro forma consolidated financial data of NCRIC Group included in the Registration Statement have been prepared and compiled in all material respects on the pro forma basis described therein, and the pro forma adjustments have in all material respects been properly and fairly applied to the historical consolidated financial statements of the Company for the periods to which they relate. The financial information set forth in the Prospectus under "Selected Consolidated Financial and Other Data" presents fairly, on the basis stated in the Prospectus, the information set forth therein.

               (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business

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SANDLER O'NEILL & PARTNERS, L.P.
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     affairs of NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by NCRIC Group, the Company, the MHC, NCRIC, or any of their subsidiaries which are material with respect to NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries, considered as one enterprise.

               (xi) NCRIC Group, the Company, the MHC, NCRIC, and each of their subsidiaries have been duly incorporated and each is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation or formation with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; NCRIC Group, the Company, the MHC, NCRIC, and each of their subsidiaries are duly qualified as a foreign corporation to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of NCRIC Group, the Company, the MHC, NCRIC, and each of their subsidiaries, considered as one enterprise. NCRIC has all requisite power and authority to carry on an insurance business pursuant to and to the extent of the certificates of authority issued under the laws of the District of Columbia and the State of Maryland. CML has all requisite power and authority to carry on an insurance business pursuant to and to the extent of the certificates of authority issued under the laws of the District of Columbia and the States of Maryland, Virginia, West Virginia and Delaware. Each of the NCRIC Group, the Company, the MHC, and the other subsidiaries have has all requisite power, authority and licenses to carry on their respective businesses. Except as disclosed in the Prospectus, the authority of each of NCRIC and CML to write the classes and lines of insurance authorized by such licenses, certificates, permits and other authorizations and described in the Prospectus is unrestricted and neither NCRIC Group, the Company, the MHC, nor any of their subsidiaries is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of any of NCRIC Group, the Company, the MHC, or their subsidiaries from making full use of the licenses, certificates, permits and other authorizations issued to them or requiring NCRIC Group, the Company, the MHC, or any of their subsidiaries to comply with regulatory standards or procedures or requirements different from those applicable to companies with comparable or similar licenses, certificates, permits and other authorizations, except where such restriction, limitation or requirement would not have a material adverse effect on the financial condition, results of operations or business affairs of NCRIC Group, the Company, the MHC, and each of their subsidiaries, considered as one enterprise.

               (xii) NCRIC Group, the Company, the MHC, NCRIC, and each of their subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as described in the Prospectus, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries considered as one enterprise; all such licenses, permits and other governmental authorizations are in full

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SANDLER O'NEILL & PARTNERS, L.P.
Page 6

     force and effect and the NCRIC Group, the Company, the MHC, NCRIC, and each of their subsidiaries are in all material respects in compliance therewith; neither the NCRIC Group, the Company, the MHC, nor any of their subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of NCRIC Group, the Company, the MHC, and their subsidiaries, considered as one enterprise.

               (xiii) At the Closing Time, the authorized, issued and outstanding capital stock of NCRIC Group will be as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the Closing Time, the Securities will have been duly authorized for issuance and, when issued and delivered by the NCRIC Group against payment of the consideration calculated as set forth on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the Exchange Shares have been duly authorized for issuance and, when issued, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the capital stock of the NCRIC Group conform in all material respects to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities is not subject to preemptive or other similar rights.

               (xiv) The authorized capital stock of the Company consists of 10,000,000 shares of common stock, par value $0.01 per share (the "Company Common Stock") and 3,708,399 shares are issued and outstanding as of the date hereof; no additional shares of Company Common Stock will be issued prior to the Closing Time referred to in Section 2; the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws; Holdings own 2,220,000 shares of Company Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the terms and provisions of the Company Common Stock conform to all statements relating thereto contained in the Prospectus; at the time of the consummation of the Offerings the Exchange Shares will be converted into shares of NCRIC Group based upon an exchange ratio and the shares held by Holdings will be cancelled.

               (xv) The authorized capital stock of NCRIC is 1,000 shares of common stock, par value $.01 per share (the "NCRIC Common Stock"), and 1,000 shares of NCRIC Common Stock have been issued to the Company. No other shares of NCRIC Common Stock will be issued prior to the Closing Time referred to in Section 2. The shares of NCRIC Common Stock issued to the Company have been duly authorized for issuance and are duly and validly issued and fully paid and nonassessable, and all such NCRIC Common Stock is owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge lien encumbrance or legal or equitable claim; the certificates representing the shares of NCRIC Common Stock conform with the requirements of applicable laws and regulations; and the issuance of NCRIC Common Stock was not subject

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SANDLER O'NEILL & PARTNERS, L.P.
Page 7

     to preemptive or similar rights. The authorized capital stock of MSO is 1,000 shares of common stock, par value $50 per share (the "MSO Common Stock"), and 1,000 shares of MSO Common Stock have been issued to the Company. No other shares of MSO Common Stock will be issued prior to the Closing Time referred to in Section 2. The shares of MSO Common Stock issued to the Company have been duly authorized for issuance and are duly and validly issued and fully paid and nonassessable, and all such MSO Common Stock is owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim, except that such securities are pledged to Sun Trust Bank; the certificates representing the shares of MSO Common Stock conform with the requirements of applicable laws and regulations; and the issuance of MSO Common Stock was not subject to preemptive or similar rights, upon consummation of the Offerings, all of the issued and authorized capital stock of NCRIC and MSO respectively, will be duly authorized and validly issued to NCRIC Group and fully paid and nonassessable, and all such capital stock will be free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim, except the shares of MSO will be pledged to Sun Trust Bank.

               (xvi) All of the issued and outstanding capital stock of Holdings have been duly authorized and validly issued, is fully paid and nonassessable and is owned by the MHC, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

               (xvii) NCRIC Group, the Company, the MHC, Holdings, MSO, and NCRIC have the corporate power to enter into and to perform this Agreement and have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, NCRIC Group, the Company, the MHC, and NCRIC, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and principles of equity, whether considered in a proceeding in equity or at law, and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

               (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of NCRIC Group, the Company, the MHC, or any of their subsidiaries will have (A) issued any securities or incurred any material liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or
     (B) entered into any transaction or series of transactions which is material in light of the business of NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries considered as one enterprise.

               (xix) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

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SANDLER O'NEILL & PARTNERS, L.P.
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               (xx) Neither NCRIC Group, the Company, the MHC, nor any of their subsidiaries is in violation of their certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws; and neither NCRIC Group, the Company, the MHC, nor any of their subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which NCRIC Group, the Company, the MHC, or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of NCRIC Group, the Company, the MHC, or any of their subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries considered as one enterprise; and there are no contracts or documents of NCRIC Group or NCRIC or any of their subsidiaries which are required to be filed as exhibits to the Registration Statement or the Offering Application which have not been so filed.

               (xxi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of NCRIC Group, the Company, the MHC, or any of their subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which NCRIC Group, the Company, the MHC, or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of NCRIC Group, the Company, the MHC, or any of their subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of NCRIC Group, the Company, the MHC, NCRIC, and its subsidiaries considered as one enterprise; nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter or bylaws of NCRIC Group, the Company, the MHC, or any of their subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

               (xxii) No labor dispute with the employees of NCRIC Group, the Company, the MHC, or any of their subsidiaries exists or, to the knowledge of NCRIC Group, the Company, the MHC, is imminent or threatened; and NCRIC Group, the Company, the MHC, or any of its subsidiaries are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business affairs of NCRIC Group, the Company, the MHC, and their subsidiaries considered as one enterprise.

               (xxiii) Each of NCRIC Group, the Company, the MHC, and their subsidiaries has good and marketable title to all properties and assets for which ownership is material to the business of NCRIC Group, the Company, the MHC, or any of their subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of NCRIC Group,

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Page 9

     the Company, the MHC, and their subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of NCRIC Group, the Company, the MHC, or any of their subsidiaries under which they hold properties, including those described in the Prospectus, are valid and binding agreements of NCRIC Group, the Company, the MHC, and their subsidiaries, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and principles of equity, whether considered in a proceeding in equity or at law.

               (xxiv) Neither NCRIC Group, the Company, the MHC, NCRIC nor any of their subsidiaries is in violation of any directive from the Department or any other regulatory authority to make any material change in the method of conducting their respective businesses; NCRIC Group, the Company, the MHC, NCRIC and their subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable federal, state, local and foreign laws, statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Department), except where the failure to be in compliance would not have a material adverse effect on the financial condition, results of operations or business affairs of NCRIC Group, the Company, NCRIC, and their subsidiaries considered as one enterprise.

               (xxv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of NCRIC Group, the Company, the MHC, NCRIC threatened, against or affecting NCRIC Group, the Company, the MHC, NCRIC or any of their subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in any material adverse change in the financial condition, results of operations or business affairs of NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or which might reasonably be expected to materially and adversely affect the consummation of the Offerings; all pending legal or governmental proceedings to which NCRIC Group, the Company, the MHC, NCRIC, or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material to NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries considered as one enterprise.

               (xxvi) NCRIC Group has obtained opinions of its counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the legality of the Securities and Exchange Shares to be issued in the Offerings and the federal and state income tax consequences, copies of which are filed as exhibits to the Registration Statement. All material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither NCRIC Group, the Company, the MHC, or their subsidiaries has taken or will take any action inconsistent therewith.

               (xxvii) NCRIC Group is not required to be registered under the Investment Company Act of 1940, as amended.

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SANDLER O'NEILL & PARTNERS, L.P.
Page 10

               (xxviii) To the knowledge of NCRIC Group, the Company, the MHC, and NCRIC, with the exception of the intended loan to NCRIC Group's ESOP by NCRIC Group to enable the ESOP to purchase shares of Common Stock in an amount up to 5% of the Common Stock issued in the Offerings, and the intended loan to enable NCRIC Group's Stock Award Plan to purchase shares of Common Stock in an amount up to 4% of the Common Stock issued in the Offerings, none of NCRIC Group, the Company, the MHC, NCRIC or employees of any of their subsidiaries has made any payment of funds of NCRIC Group or any of its subsidiaries as a loan for the purchase of the Common Stock or made any payment of funds prohibited by law, and no funds have been set aside by NCRIC Group, the Company, the MHC, NCRIC or any of their subsidiaries to be used for any payment prohibited by law.

               (xxix) Neither NCRIC Group, the Company, the MHC, nor any of their subsidiaries nor any properties owned or operated by NCRIC Group, the Company, the MHC, or any of their subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of NCRIC Group, the Company, the MHC, Holdings, NCRIC, MSO and their subsidiaries considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of NCRIC Group, the Company, the MHC, or any of their subsidiaries, threatened, relating to the liability of any property owned or operated by NCRIC Group, the Company, the MHC, or any of their subsidiaries, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

               (xxx) NCRIC Group, the Company, the MHC, and their subsidiaries have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

               (xxxi) NCRIC Group has received approval, subject to completion of the Offerings and satisfaction of specified conditions, to have the Securities quoted on the Nasdaq National Market effective as of the Closing Time referred to in Section 2 hereof.

               (xxxii) NCRIC Group will file a registration statement on Form 8-A to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as

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SANDLER O'NEILL & PARTNERS, L.P.
Page 11

     amended (the "Exchange Act") and such registration statement will be effective prior to the closing time.

               (xxxiii) There is no contract or other document of a character required to be described in the Registration Statement or the Prospectus which is not described as required.

               (xxxiv) NCRIC Group and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to cash and other liquid assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded ledger assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxxv) Except as described in the Prospectus, there are no contractual encumbrances or restrictions on the ability (i) of NCRIC Group to pay dividends or make any other distributions on the NCRIC Group's capital stock or (ii) of NCRIC Group or any of its subsidiaries (A) to pay any indebtedness owed, or (B) to make any loans or advances to, or investments in, any of its subsidiaries, or (C) to transfer any of its property or assets to NCRIC Group or any of its subsidiaries.

               (xxxvi) To the knowledge of NCRIC Group, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. ("NASD") between any member of the NASD and any of NCRIC Group's officers or directors.

               (xxxvii) NCRIC Group, the Company, the MHC, and each of their Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

               (xxxviii)NCRIC Group, the Company, the MHC, and each of their Subsidiaries is in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

               (xxxix) NCRIC Group, the Company, the MHC, and each of their subsidiaries have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Offerings.

               (xl) The records of eligible members and directors, officers and employees are accurate and complete in all material respects.

               (xli) NCRIC Group and the Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and NCRIC Group will comply with those provisions of the Sarbanes-Oxley At that will become effective in the future upon their effectiveness.

SANDLER O'NEILL & PARTNERS, L.P.
Page 12

          (b) Any certificate signed by any officer of NCRIC Group, the Company, the MHC, or NCRIC, or any of their subsidiaries and delivered to either of the Agent or to counsel for the Agent shall be deemed a representation and warranty by NCRIC Group, the Company, the MHC, or NCRIC, or the subsidiary, to the Agent as to the matters covered thereby.

SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

     On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, NCRIC Group hereby appoints Sandler O'Neill as its Agent to consult with and advise NCRIC Group and to assist NCRIC Group with the solicitation of subscriptions and purchase orders for Securities, in connection with NCRIC Group's sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist NCRIC Group with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) reviewing with NCRIC Group the independent appraiser's appraisal of the Common Stock; (ii) reviewing all offering documents, including the Prospectus, stock order form and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of NCRIC Group, the Company, and NCRIC and their counsel); (iii) assisting in the design and implementation of a marketing strategy for the Offerings; (iv) assisting in obtaining all requisite regulatory approvals; (v) assisting management in scheduling and preparing for meetings with potential investors and broker-dealers; and (vi) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

     The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless NCRIC Group and the Agent agree in writing to extend such period, or (b) the receipt and acceptance of subscriptions and purchase orders for the Securities, or (c) the completion of the Syndicated Community Offering.

     If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of NCRIC Group, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by NCRIC Group under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O'Neill and Selected Dealers shall not exceed 7% of the aggregate Purchase Price of the Securities sold by such Selected Dealers. Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objectives of NCRIC Group, which may result in limiting the allocation of stock to certain Selected

SANDLER O'NEILL & PARTNERS, L.P.
Page 13

Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

     In the event NCRIC Group is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, with interest, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of NCRIC Group as set forth in Sections 4, 6 and 7 hereof and the obligations of the Agent as provided in Sections 6 and 7 hereof. Arrangements for placing the funds received from subscriptions for Securities or other offers
to purchase Securities in a separate escrow account with                until
                                                         --------------
all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if Securities are sold.

     If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, NCRIC Group agrees to issue the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the escrow account referred to above. The closing shall be held at the District of Columbia offices of Luse
Gorman Pomerenk & Schick, P.C. at       a.m., Eastern time, or at such other
                                  -----
place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. NCRIC Group shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions, subject to limitations set forth in the Prospectus. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

     The Company will pay any stock issue and transfer taxes which may be payable with respect to the: sale of the Securities.

     In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive (to the extent not previously paid) the following compensation for its services hereunder:

          (a) two percent (2%) of the aggregate purchase price as set forth in the Prospectus (the "Purchase Price") of the Securities sold in the Subscription and Community Offering; and

          (b) with respect to any Securities sold by an NASD member firm (including Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) sales commission payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees; and (iii) a management fee to Sandler O'Neill of two percent (2.0%).

     If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the offerings are terminated by the Company, no fee shall be payable by the Company

SANDLER O'NEILL & PARTNERS, L.P.
Page 14

to Agent, provided, however, that the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses (inclusive of fees and disbursements of counsel) incurred prior to termination up to a maximum of $75,000. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

     All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the offering process, the Company has made advance payments to the Agent in the aggregate amount of $25,000, which shall be credited against any fees or reimbursement of expenses payable hereunder. Additionally, Agent will also act as conversion agent in connection with the Offerings and will receive a fee of $10,000, of which the Company has made a nonrefundable payment of $5,000.

SECTION 3. COVENANTS OF NCRIC GROUP, THE COMPANY, THE MHC, HOLDINGS, NCRIC, AND MSO.

     NCRIC Group, the Company, the MHC, Holdings, NCRIC, and MSO covenant with the Agent as follows:

          (a) NCRIC Group will prepare and file such amendments or supplements to the Registration Statement, the Prospectus and the Offering Application as may hereafter be required by the Securities Act Regulations or the Department or as may hereafter be reasonably requested by the Agent. Following the completion of the Offerings, NCRIC Group will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the updated valuation of NCRIC Group prepared by RP Financial, LC. NCRIC Group and NCRIC will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Offering Application, (ii) of the receipt of any comments from the Department or the Commission with respect to the transactions contemplated by this Agreement, (iii) of any request by the Commission or the Department for any amendment to the Registration Statement or the Offering Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Department of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. NCRIC Group, the Company and NCRIC will make every reasonable effort to prevent the issuance of any stop order by the Commission or the Department and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) NCRIC Group and NCRIC will give the Agent notice of its intention to file or prepare any amendment to the Offering Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with

SANDLER O'NEILL & PARTNERS, L.P.
Page 15

copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may reasonably object.

          (c) NCRIC Group and NCRIC will deliver to the Agent a signed copy and as many conformed copies of the Offering Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

          (d) During the period when the Prospectus is required to be delivered, NCRIC Group and NCRIC will comply, at their own expense, with all requirements imposed upon them by the Department, by the Conversion Act, as from time to time in force, and by the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

          (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, NCRIC Group and NCRIC will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and NCRIC Group and NCRIC will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, NCRIC Group and NCRIC will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

          (f) NCRIC Group and NCRIC will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as may be required and as the Agent and NCRIC Group have agreed; provided, however, that NCRIC Group and NCRIC shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, NCRIC Group and NCRIC will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) NCRIC Group authorizes Sandler O'Neill and any Selected Dealers to act as agent of NCRIC Group in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in the survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

          (h) NCRIC Group will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings

SANDLER O'NEILL & PARTNERS, L.P.
Page 16

statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of NCRIC Group's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (i) During the period ending on the fifth anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, NCRIC Group will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, shareholders' equity and cash flows, audited by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of NCRIC Group and its subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public in summary form through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to shareholders of NCRIC Group.

          (j) During the period ending on the fifth anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, NCRIC Group will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of NCRIC Group furnished generally to shareholders of NCRIC Group or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of NCRIC Group is listed, and (ii) from time to time, such other non-confidential information concerning NCRIC Group as the Agent may reasonably request.

          (k) NCRIC Group and NCRIC will conduct the Offerings in all material respects in accordance with the Offering Application, the Conversion Act and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Offerings imposed upon NCRIC Group, the Company, the MHC or NCRIC by the Department.

          (l) NCRIC Group and NCRIC will use the net proceeds received from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds From the Offering."

          (m) NCRIC Group will report the use of proceeds from the offerings on its first periodic report filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

          (n) NCRIC Group will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded in the Nasdaq National Market and quotations for which are reported by the Nasdaq National Market.

          (o) NCRIC Group and NCRIC will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

SANDLER O'NEILL & PARTNERS, L.P.
Page 17

          (p) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, NCRIC Group will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

          (q) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, NCRIC Group and each of its subsidiaries shall not, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in NCRIC Group Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

          (r) NCRIC Group and NCRIC will comply with any conditions imposed by or agreed to with the Department in connection with its approval of the Offering Application.

          (s) NCRIC Group shall not deliver the Securities or Exchange Shares until NCRIC Group, the Company, the MHC, NCRIC and their subsidiaries have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

          (t) NCRIC Group and the Company will furnish to Sandler O'Neill as early as practicable prior to the delivery of the letters to be furnished by Deloitte & Touche LLP pursuant to subsection (e) of Section 5 hereof, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company, and the Subsidiaries which have been read by Deloitte & Touche LLP, as stated in their letters to be furnished pursuant to subsection (e) of Section 5 hereof.

          (u) The Company and MHC will not amend the plan of conversion in any manner that would affect the sale and issuance of the securities, the Exchange Shares, or the terms of this Agreement.

          (v) NCRIC Group, the Company, the MHC, and their subsidiaries, will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

          (w) NCRIC Group and the Company will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Agent specified in Section 5 hereof.

          (x) NCRIC Group and the Company will provide the Agent with any information necessary to carry out the allocation of the securities in the event of any oversubscription, and such information will be accurate and reliable in all material respects.

          (y) NCRIC Group and the Company will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

SANDLER O'NEILL & PARTNERS, L.P.
Page 18

SECTION 4. PAYMENT OF EXPENSES.

     NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and insurance regulatory approvals, (ii) the duplication and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of NCRIC Group's, the Company's, and NCRIC's counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the duplication and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the duplication and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of NCRIC Group, the Company, or NCRIC, NCRIC Group will reimburse the Agent for such fees and expenses whether or not the Offerings are consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of NCRIC Group, the Company, or NCRIC pursuant to this Section without the prior approval of NCRIC Group.

     NCRIC Group, the Company, and NCRIC jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Offerings are consummated, including
(i) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, fees and expenses of the Agent's counsel, up to a maximum amount of $75,000, advertising, promotional, syndication and travel expenses. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by NCRIC Group, the Company, or NCRIC of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS.

     NCRIC Group, the Company, the MHC, NCRIC and the Agent agree that the issuance and the sale of Securities and the Exchange Shares, and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of NCRIC Group, the Company, and NCRIC herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of NCRIC Group, the Company, the MHC, and NCRIC made pursuant to the provisions hereof, to the performance by NCRIC Group, the Company, the MHC and NCRIC of their obligations hereunder, and to the following further conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings shall have been issued or proceedings therefor initiated or threatened by the Department, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

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SANDLER O'NEILL & PARTNERS, L.P.
Page 19

          (b) At Closing Time, the Agent shall have received:

          (1) The favorable opinion, dated as of Closing Time, of Luse Gorman Pomerenk & Schick, P.C., counsel for NCRIC Group, the Company, the MHC, and NCRIC in form and substance satisfactory to counsel for the Agent, to the effect that:

               (i) The Company, NCRIC, the MHC, have been duly incorporated and are validly existing as corporations in good standing under the laws of the District of Columbia and NCRIC Group under the laws of Delaware, with the requisite corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement and Prospectus and to enter into and perform their obligations under this Agreement; and NCRIC Group, the Company, the MHC, and NCRIC, are duly qualified as foreign corporations to transact business and are in good standing in each other jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of NCRIC Group and its subsidiaries, considered as one enterprise.

               (ii) An opinion to the same effect as subsection (5)(b )(1 )(i) in respect to Holdings, MSO, and each of the direct and indirect subsidiaries of NCRIC Group, the Company, Holdings and the MHC.

               (iii) NCRIC has all requisite power and authority to carry on an insurance business pursuant to and to the extent of the certificates of authority issued under the laws of the District of Columbia and the State of Maryland. CML has all requisite power and authority to carry on an insurance business pursuant to and to the extent of the certificates of authority issued under the laws of the District of Columbia and the States of Delaware, Maryland, Virginia, and West Virginia. MSO and each of its subsidiaries has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses.

               (iv) The Securities have been duly and validly authorized for issuance and sale, the Exchange Shares have been duly and validly authorized for issuance; and, when issued and delivered by NCRIC Group pursuant to the Prospectus against payment of the consideration calculated as set forth in the Prospectus, will be duly and validly issued and fully paid and non-assessable; and all corporate actions required to be taken for the authorization, issue and sale of the Securities have been validly and sufficiently taken.

               (v) The issuance of the Securities and Exchange Shares are not subject to preemptive or other similar rights arising by operation of law or, to such counsel's knowledge, information, otherwise.

               (vi) Upon consummation of the Offerings, the authorized, issued and outstanding capital stock of NCRIC Group will be within the range set forth in the

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SANDLER O'NEILL & PARTNERS, L.P.
Page 20

          Prospectus under "Capitalization" and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time.

               (vii) All of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, the MHC, NCRIC, Holdings, or MSO, respectively, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or legal or equitable claim, except for the shares of MSO which are pledged to Sun Trust Bank; and upon consummation of the Offerings, all of the issued and capital stock of NCRIC and MSO will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by NCRIC Group free and clear of any security interest, mortgage, pledge, lien, encumbrance, or legal or equitable claim, except for the shares of MSO which will be pledged to Sun Trust Bank.

               (viii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of each of NCRIC Group, the Company, the MHC, and NCRIC, and this Agreement constitutes the legal, valid and binding agreement of each of NCRIC Group, the Company, the MHC, and NCRIC, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein, will not result in any violation of the provisions of the charter or bylaws of NCRIC Group, the Company, the MHC, NCRIC or any of their subsidiaries; and, to such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein, will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that in the case of any such conflict, breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business affairs of NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries considered as one enterprise, upon any property or assets of NCRIC Group, the Company, the MHC, or any of their subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which NCRIC Group, the Company, the MHC, or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of NCRIC Group, the Company, the MHC, or any of its subsidiaries is subject.

               (ix) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, to such counsel's knowledge, proceedings therefor initiated or threatened by the Commission.

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SANDLER O'NEILL & PARTNERS, L.P.
Page 21

               (x) The Offering Application has been approved by the Department and no order suspending the effectiveness of the Offering Application has been issued by the Department or, to such counsel's knowledge, proceeding therefor initiated or threatened by the Department.

               (xi) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and Exchange Shares and the consummation of the Offerings, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

               (xii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and schedules, the appraisal and other financial or statistical data included therein, as to which no opinion or statement need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Conversion Act.

               (xiii) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

               (xiv) There are no legal or governmental proceedings pending or, to such counsel's knowledge, threatened against or affecting the business or properties of NCRIC Group, the Company, the MHC, NCRIC or any of their subsidiaries which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which NCRIC Group, the Company, the MHC, NCRIC, or any of their subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries considered as one enterprise.

               (xv) The information in the Prospectus under "Business of NCRIC Group - Insurance Activities; "---Insurance Company Regulation," "---Legal Proceedings," "The Conversion," "Comparison of Stockholder's Rights," and "Description of Capital Stock of NCRIC Group Following the Conversion," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

               (xvi) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of

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SANDLER O'NEILL & PARTNERS, L.P.
Page 22

          any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed as an exhibit to the Registration Statement.

               (xvii) The Offering Application complies with the applicable requirements of the Conversion Act, and, to such counsel's knowledge, includes all documents required to be filed as exhibits thereto. NCRIC Group and NCRIC have conducted the Offerings in all material respects in accordance with applicable requirements of the Conversion Act and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Offerings imposed upon NCRIC Group or NCRIC by the Department and, no order has been issued by the Department to suspend the Offerings and no action for such purpose has been instituted or threatened by the Department; and, no person has sought to obtain review of the final action of the Department in approving the Offerings.

               (xviii) Neither NCRIC Group, the Company, the MHC, NCRIC, nor any of their subsidiaries is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws or, to such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which NCRIC Group, the Company, the MHC, NCRIC, or any of their subsidiaries is a party or any of their property may be bound, which event or default is reasonably likely to have a material adverse effect upon the financial condition or results of operations of NCRIC Group and its subsidiaries, considered as one enterprise.

               (xix) NCRIC Group is not required to be registered as an investment company under the Investment Company Act of 1940.

               (xx) NCRIC Group and the Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act.

          (2) The favorable opinion, dated as of Closing Time, of Patton Boggs LLP, counsel for the Agent, with respect to such matters as the Agent may reasonably require.

          (3) In giving their opinions required by subsections (b )(1) and (b )(2), respectively, of this Section, Luse Gorman Pomerenk & Schick, P .C. and Patton Boggs LLP, shall each additionally state that nothing has come to their attention that caused them to believe that the Registration Statement (except for financial statements and schedules, the appraisal, and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules, the appraisal and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or

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SANDLER O'NEILL & PARTNERS, L.P.
Page 23

     at the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Luse Gorman Pomerenk & Schick, P .C. and Patton Boggs LLP, may rely as to matters of fact on certificates of officers and directors of NCRIC Group, the Company, the MHC and NCRIC and certificates of public officials, which opinions shall be in form and substance satisfactory to counsel for the Agent.

          (c) At Closing Time referred to in Section 2, NCRIC Group and NCRIC shall have completed in all material respects the conditions precedent to the Offerings in accordance with the Conversion Act and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offerings imposed upon NCRIC Group or NCRIC by the Department, or any other regulatory authority (excluding Blue Sky or state securities regulators), other than those which the Department or such other regulatory authority permits to be completed after the Closing Time.

          (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of NCRIC Group, the Company, and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the NCRIC Group, the Company, the MHC, and NCRIC and the chief financial or chief accounting officer of NCRIC Group, the Company, the MHC, and of NCRIC, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by NCRIC Group, the Company, the MHC or NCRIC from the latest date as of which the financial condition of NCRIC Group, the Company, the MHC or NCRIC as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary cause of business, (iii) neither NCRIC Group, the Company, nor NCRIC shall have received from the Department any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of NCRIC Group, the Company, the MHC, or NCRIC, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(v) NCRIC Group, the Company, the MHC, and NCRIC have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time,(vi) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the signers, no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending any of the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Department and no person has sought to obtain regulatory or judicial review of the action of the Department in approving the Offerings in accordance with the Conversion Act.

          (e) At the time of the execution of this Agreement, the Agent shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to NCRIC Group, the Company, the MHC, and NCRIC, and each of its subsidiaries within the meaning of the Code of

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SANDLER O'NEILL & PARTNERS, L.P.
Page 24

Ethics of the American Institute of Certified Public Accountants, the Securities Act, the Securities Act Regulations and the Conversion Act and they are not in violation of the auditor independence requirements under the Sarbanes-Oxley Act;
(ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Deloitte & Touche LLP set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements, if any, and supporting schedules of NCRIC Group, and the Company, and included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Act or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited pro forma consolidated financial data of NCRIC Group included in the Registration Statement is not fairly presented on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or that such unaudited pro forma consolidated financial data has not been properly compiled on the pro forma basis described therein, or that the pro forma adjustments were not properly applied to the applicable historical combined financial statements, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of its subsidiaries or any decrease in consolidated total assets: or net worth of its subsidiaries, in each case as compared with the amounts shown in the December 31, 2002 balance sheet included in the Registration Statement or, (D) during the period from the date of such balance sheet to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net income of the Company, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of NCRIC Group, the Company, and its subsidiaries identified in such letter.

          (f) At Closing Time, the Agent shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

          (g) At Closing Time, the Securities and the Exchange Shares shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

          (h) At Closing Time, the Agent shall have received a letter from RP Financial, LC., dated as of the Closing Time, confirming its appraisal.

          (i) At Closing Time, counsel for the Agent shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale

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SANDLER O'NEILL & PARTNERS, L.P.
Page 25

of the Securities and the Exchange Shares, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by NCRIC Group in connection with the issuance and sale of the Securities and the Exchange Shares, as herein contemplated, shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

          (j) At any time prior to Closing Time,(i) there shall not have occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the reasonable judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, New York Stock Exchange or the NASDAQ Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the: Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

SECTION 6. INDEMNIFICATION.

          (a) NCRIC Group, the Company, the MHC, and NCRIC jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

               (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Offerings or any action taken by the Agent where acting as agent of NCRIC Group, the Company, the MHC, or NCRIC or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder.

               (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, relating to the Offerings or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the prior written consent of

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SANDLER O'NEILL & PARTNERS, L.P.
Page 26

     NCRIC Group, the Company, the MHC, or NCRIC, which consent shall not be unreasonably withheld; and

               (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6 hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, related to the offerings or any claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information furnished to NCRIC Group or NCRIC by the Agent expressly for use in the Prospectus (or any amendment or supplement thereto).

          (b) The Agent agrees to indemnify and hold harmless NCRIC Group, the Company, the MHC, NCRIC, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls NCRIC Group, the Company, the MHC, NCRIC, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with anyone action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) NCRIC Group, the Company, the MHC, and NCRIC also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to NCRIC Group, the Company, the MHC, NCRIC, its security holders, or NCRIC Group, the Company's, or MHC's, or NCRIC's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

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SANDLER O'NEILL & PARTNERS, L.P.
Page 27

          (e) In addition to, and without limiting, the provisions of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise give testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against NCRIC Group, the Company, the MHC, NCRIC, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, NCRIC Group, the Company, the MHC, and NCRIC jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, NCRIC Group, the Company, the MHC, NCRIC and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by NCRIC Group, the Company, the MHC, or NCRIC, and the Agent, as incurred, in the following proportions: (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees bears to the maximum aggregate gross proceeds appearing on the cover page of the Prospectus and NCRIC Group, the Company, the MHC, and NCRIC are jointly and severally responsible for the balance, or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to NCRIC Group, the Company, the MHC, and NCRIC on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of NCRIC Group, the Company, the MHC, and NCRIC on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of NCRIC Group, the Company, the MHC, and of NCRIC, each officer of NCRIC Group who signed the Registration Statement, and each person, if any, who controls NCRIC Group, the Company, the MHC, or NCRIC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as NCRIC Group, the Company, the MHC, and NCRIC. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of NCRIC Group, the Company, the MHC, or NCRIC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or

SANDLER O'NEILL & PARTNERS, L.P.
Page 28

on behalf of any Agent or controlling person, or by or on behalf of NCRIC Group, the Company, the MHC, or NCRIC, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT.

          (a) The Agent may terminate this Agreement, by notice to NCRIC Group, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of NCRIC Group, the Company, the MHC, or NCRIC, and their subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on either the American Stock Exchange, the Nasdaq Stock Market or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled or waived by the Agent; (v) if there shall have been such material adverse change in the condition or prospects of the Company or NCRIC or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if in the Agent's good faith opinion, the aggregate value for the securities established by RP Financial is not reasonable or equitable under then prevailing market condition; or (vii) if the Offerings are not consummated on or prior to June 30, 2003.

          (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of Catherine
A. Lawton, Principal (with a copy to Joseph G. Passaic, Esq. Patton Boggs LLP, 2550 M Street, N.W., Washington, DC 20037-1350; notices to NCRIC Group, the Company, the MHC, NCRIC, and their subsidiaries, shall be directed to any of them at 1115 30th Street, N. W., Washington, D.C. 20007, attention of R. Ray Pate, Jr., President (with a copy to John J. Gorman, Esq., Luse Gorman Pomerenk & Schick, P.,C., 5335 Wisconsin Avenue, N.W., Suite 400, Washington, DC 20015.

SANDLER O'NEILL & PARTNERS, L.P.
Page 29

SECTION 11. PARTIES.

     This Agreement shall inure to the benefit of and be binding upon the Agent, NCRIC Group, the Company, the MHC, Holdings, MSO, and NCRIC and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, NCRIC Group, the Company, the MHC, Holdings, MSO, and NCRIC and their respective successors and the controlling persons and officers, partners and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, NCRIC Group, the Company, the MHC, Holdings, MSO and NCRIC and their respective successors, and said controlling persons and officers, partners and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT.

     This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated January 17, 2003, by and between the Agent, the Company, the MHC, and NCRIC, relating to the Agent's providing conversion agent services to the Company, the MHC, and NCRIC in connection with the Offerings. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS.

     Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

SANDLER O'NEILL & PARTNERS, L.P.
Page 30

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, NCRIC Group, the Company, the MHC, Holdings, NCRIC, and MSO in accordance with its terms.

                                        Very truly yours,

                                        NCRIC GROUP, INC.
                                        (Successor Corporation)


                                        By:
                                            ------------------------------------
                                            R. Ray Pate, Jr., President and
                                            Chief Executive Officer


                                        NCRIC GROUP, INC.


                                        By:
                                            ------------------------------------
                                            R. Ray Pate, Jr., President and
                                            Chief Executive Officer


                                        NCRIC, A MUTUAL HOLDING COMPANY


                                        By:
                                            ------------------------------------
                                            R. Ray Pate, Jr., President and
                                            Chief Executive Officer


                                        NCRIC HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                            R. Ray Pate, Jr., President and
                                            Chief Executive Officer


                                        NCRIC, INC.


                                        By:
                                            ------------------------------------
                                            R. Ray Pate, Jr., President and
                                            Chief Executive Officer


                                        NCRIC MSO, INC.


                                        By:
                                            ------------------------------------
                                            R. Ray Pate, Jr., President and
                                            Chief Executive Officer

SANDLER O'NEILL & PARTNERS, L.P.
age 31

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.


By: Sandler O'Neill & Partners Corp.,
    the sole general partner


By:
    ---------------------------------

                                NCRIC GROUP, INC.

                                7,290,261 Shares

                                  Common Stock
                           (Par Value $0.01 Per Share)

                           SELECTED DEALER'S AGREEMENT

                                             , 2003
                              ---------------

Ladies and Gentlemen:

We have agreed to assist NCRIC GROUP, INC. ("NCRIC GROUP") in connection with the offer for sale and issuance of shares (the "Shares") of common stock, par value $0.01 per share, of NCRIC GROUP, to be issued in connection with the conversion and reorganization of NCRIC, A Mutual Holdings Company, from the mutual to stock holding company form of organization. NCRIC GROUP, in connection with its plan to effect such conversion, offered for sale up to 4,364,250 shares for subscription by (i) members of the MHC; policyholders of NCRIC on January 28, 2003 ("Eligible Members"); (ii) NCRIC Group's ESOP and Stock Award Plan; and
(iii) directors, officers, and employees of NCRIC Group who are not Eligible Members, in a subscription offering, and certain policyholders of NCRIC and CML and existing stockholders of the Company in a concurrent direct community offering. The shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering"). The balance of the shares to be issued in connection with the conversion represent the minority ownership in the Company, the MHC's parent stock holding company, which will be exchanged for up to 2,926,011 shares of NCRIC GROUP's common Stock (the "Exchange Shares"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated
Community Offering, and we will pay you a fee in the amount of     percent (  %)
                                                               ---          --
of the dollar amount of the Shares sold on behalf of NCRIC GROUP by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor to the special account established by NCRIC GROUP for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of NCRIC GROUP by you, as evidenced in accordance with the preceding sentence. NCRIC GROUP has requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers
which result in the sale on behalf of NCRIC GROUP of at least     shares. You
                                                              ---
may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an
additional fee in the amount of     percent (  %)
                                ---          --

SANDLER O'NEILL & PARTNERS, L.P.
Page 33

of the dollar amount of the Shares sold on behalf of NCRIC GROUP by you as evidenced in the manner set forth above.

Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of
Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Sections 8, 24 and 36 of the above-mentioned Article III as if they were NASD members and Section 25 of such
Article III as it applies to non-member brokers or dealers in a foreign country.

Orders for Shares will be strictly subject to confirmation and we, acting on behalf of NCRIC GROUP, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by NCRIC GROUP, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the offering and sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any stabilizing (as defined in Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to NCRIC GROUP's common stock during the offering.

We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Exchange Act, and applicable rules and regulations issued by the Department. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission (the "SEC") interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale at least 48 hours prior to delivery of such person's order form.

We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the SEC Rule 15c2-4 promulgated under the Exchange Act either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the Syndicated
Community Offering price for the Shares ordered on or before        p.m. on the
                                                             ------
business day following receipt or execution of an order form by us to
                                                                      ----------
for deposit in

SANDLER O'NEILL & PARTNERS, L.P.
Page 34


a segregated account as agent or trustee for the customer or (b) to solicit indications of interest in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgments or receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the third business day (the "debit date") following receipt of the confirmation referred to in (i) and (iv) we will forward completed order forms together with such
funds to            on or before           p.m. on the next business day
         ----------              ---------
following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(I) of the Exchange Act.

Unless earlier terminated by us, this Agreement shall terminate    full business
                                                                --
days after the date hereof, but may be extended by us for an additional period
or periods not exceeding    full business days in the aggregate. We may
                         --
terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of NCRIC GROUP by you under this Agreement.

We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

This Agreement shall be construed in accordance with the laws of New York.

Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Sandler O'Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022. The enclosed duplicate copy will evidence the agreement between us.

SANDLER O'NEILL & PARTNERS, L.P.
Page 35

                                        Very truly yours,

                                        SANDLER O'NEILL & PARTNERS, L.P.


                                        By:
                                            ------------------------------------

SANDLER O'NEILL & PARTNERS, L.P.
Page 36

Sandler O'Neill & Partners, L.P.
919 Third Avenue, 6th Floor
New York, New York 10022

                    Re: NCRIC GROUP, INC.

Ladies and Gentlemen:

We hereby confirm our agreement to all the terms and conditions stated in the foregoing letter. We acknowledge receipt of the Prospectus relating to the Shares and we further state that in agreeing thereto we have relied upon the Prospectus and no other statement whatsoever, written or oral. We confirm that we are (i) a member on good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's "Interpretation With Respect to Free-Riding and Withholding" and Section 24 of Article III of the NASD's Rules of Fair Practice, or (ii) a foreign dealer not eligible for membership in the NASD and agree (A) not to sell any Shares of NCRIC GROUP, INC. within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Section 8, 24 and 26 of the above-mentioned
Article III as if we were an NASD member and Section 25 of such Article III as it applies to a non-member broker or dealer in a foreign country.

[  ] We wish to become a "Sponsoring Dealer."
 --
Dated:
       -------------------


                                        ----------------------------------------
                                        (Please print or type name of firm)


                                        By:
                                            ------------------------------------